UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0
490 East Middlefield Road Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

(650) 919-8100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	MOBL	NASDAQ

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2020, Gregory Randolph, Senior Vice President of Worldwide Sales of MobileIron, Inc. (the "Company"), informed the Company of his decision to resign from the Company effective immediately.

 Effective March 17, 2020, the Company appointed Christof Baumgaertner to serve as the interim head of the Company's Worldwide Sales organization. Mr. Baumgaertner has served as Vice President and General Manager of the Company's EMEA Sales organization since 2017, and he has worked for the Company since 2010.

 The Company has launched a process to hire a permaneant leader for its Worldwide Sales organization.

Item 2.02 Results of Operations and Financial Condition.

 While a material portion of the Company's revenue is booked in the last two weeks of any given quarter, the Company is reiterating the revenue guidance for its first quarter of fiscal year 2020 of $46 million to $49 million, which was provided in its last earnings report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: March 18, 2020
	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Chief Executive Officer